As filed with the Securities and Exchange Commission on July 20, 2006 Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PULASKI FINANCIAL CORP.
   (exact name of registrant as specified in its certificate of incorporation)

         MISSOURI                                       43-1816913
 (state or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                              12300 OLIVE BOULEVARD
                            ST. LOUIS, MISSOURI 63141
                                 (314) 878-2210
                   (Address, including zip code, and telephone
   number, including area code, of registrant's principal executive offices)


             PULASKI FINANCIAL CORP. 2006 LONG-TERM INCENTIVE PLAN;
       PULASKI FINANCIAL CORP. STOCK-BASED DEFERRED COMPENSATION PLAN; AND
                 CERTAIN NON-STATUTORY STOCK OPTION ARRANGEMENTS
                           (Full Title of the Plan(s))
               --------------------------------------------------

WILLIAM A. DONIUS                                   COPIES TO:
PRESIDENT AND CHIEF EXECUTIVE OFFICER               SCOTT A. BROWN, ESQ.
PULASKI FINANCIAL CORP.                             SUZANNE A. WALKER, ESQ.
12300 OLIVE BOULEVARD                               MULDOON MURPHY & AGUGGIA LLP
ST. LOUIS, MISSOURI  63141                          5101 WISCONSIN AVENUE, N.W.
(314) 878-2210                                      WASHINGTON, DC 20016
(Name, address, including zip code, and telephone   (202) 362-0840
number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
   Title of each Class of                              Proposed Maximum       Proposed Maximum        Amount of
      Securities to be          Amount to be          Offering Price Per     Aggregate Offering      Registration
        Registered              Registered(1)               Share                 Price(4)               Fee
-------------------------------------------------------------------------------------------------------------------
        Common Stock           500,000 Shares(2)            $16.87                $8,435,000            $903
       $.01 Par Value
-------------------------------------------------------------------------------------------------------------------

        Common Stock           250,000 Shares(3)            $16.87                $4,217,500            $452
       $.01 Par Value
-------------------------------------------------------------------------------------------------------------------

        Common Stock            90,765 Shares(5)            $ 4.71                $  427,504            $ 46
       $.01 Par Value
==================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pulaski Financial Corp. 2006 Long-Term Incentive Plan ("2006 Plan"), the Pulaski Financial Corp. Stock-Based Deferred Compensation Plan (the "Deferred Compensation Plan") and certain non-statutory stock option arrangements entered into with officers of Pulaski Financial Corp. (the "Registrant"), as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of the Registrant pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the total number of shares currently reserved or available for issuance upon the exercise of stock options or upon the granting of stock-based awards under the 2006 Plan.
(3) Represents the number of shares currently reserved under the Deferred Compensation Plan.
(4) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is estimated to be $16.87 based upon the average trading price of the Registrant's common stock, $.01 par value per share as reported on the Nasdaq National Market on July 17, 2006.
(5) Represents the total number of shares subject to non-statutory stock options granted to certain officers of the Registrant.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

PULASKI FINANCIAL CORP.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the 2006 Plan and the Deferred Compensation Plan (collectively the "Plans") required by Part I of the Registration Statement will be sent or given to the participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424, in reliance on Rule 428.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Pulaski Financial Corp. (the "Company") with the SEC are incorporated by reference in this Registration
Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005, which includes the consolidated balance sheets of Pulaski Financial Corp. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2005 together with the related notes (File No. 000-24571) as filed with the SEC on December 13, 2005.

         (b) The Quarterly Report on Form 10-Q filed by the Company for the fiscal quarter ended March 31, 2006 (File No. 000-24571), as filed with the SEC on May 9, 2006.

         (c) The Current Reports on Form 8-K filed by the Company with the SEC on March 30, 2006, March 20, 2006, March 13, 2006, March 6, 2006, February 8, 2006, January 24, 2006, and January 11, 2006 (in each case other than those portions furnished under Item 2.02, 7.01 or 9.01 of Form 8-K) .

         (d) The description of the Company's common stock contained in the Company's Form 8-A (File No. 000-24571), as filed with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12b-15 promulgated thereunder on July 2, 1998 and declared effective October 9, 1998 as incorporated by reference from the Company's Form S-1 (File No. 333-56465) as amended, originally filed with the SEC on June 9, 1998.

         (e) All documents filed by the Registrant pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act (excluding any portions thereof furnished under Item 2.02, 7.01 or 9.01 of Form 8-K) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The common stock to be offered pursuant to the Plans has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

         The validity of the Common Stock offered hereby has been passed upon by Muldoon Murphy & Aguggia LLP, Washington, DC, for the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company shall indemnify its directors and officers in accordance with the following provision from the Company's Articles of Incorporation:

                          ARTICLE IX - INDEMNIFICATION

         9.1 The Company shall and does hereby indemnify any person who is or was a director or executive officer of the Company or any subsidiary against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Company or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

         9.2 The Company may, to the extent that the board of directors deems appropriate and as set forth in a Bylaw or authorizing resolution, indemnify any person who is or was a non-executive officer, or employee or agent of the Company or any subsidiary or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Company or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

         9.3 The Company may, to the extent that the board of directors deems appropriate, make advances of expenses, including attorneys' fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Company or a subsidiary) to any person to whom indemnification is or may be available under this Article IX; provided, however, that prior to making any advances, the Company shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

         9.4 The indemnification and other rights provided by this Article IX shall not be deemed exclusive of any other rights to which a person to whom indemnification is or otherwise may be available (under these Articles of Incorporation or the Bylaws or any agreement or vote of shareholders or disinterested directors or otherwise), may be entitled. The Company is authorized to purchase and maintain insurance on behalf of the Company or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person's status as director, officer, employee or agent of the Company, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Company.

         9.5 Each person to whom indemnification is granted under this Article IX is entitled to rely upon the indemnification and other rights granted hereby as a contract with the Company and such person and such person's heirs, executors, administrators and estate shall be entitled to enforce against the Company all indemnification and other rights granted to such person by Sections
9.1 and 9.3 and this Article IX. The indemnification and other rights granted by Sections 9.1 and 9.3 and this Section 9.5 shall survive amendment, modification or repeal of this Article IX, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under this Article IX with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.

         Any indemnification granted by the board of directors pursuant this
Article IX shall inure to the person to whom the indemnification is granted and such person's heirs, executors, administrators and estate; provided, however,
                                                           --------  -------
that such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the board of directors, and the survival of such indemnification shall be in accordance with terms determined by the board of directors.

         9.6 For the purposes of this Article IX, "subsidiary" shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the voting power, equity or ownership interest is directly or indirectly owned by the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   LIST OF EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         5 Opinion of Muldoon Murphy & Aguggia LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

         10.1        Pulaski Financial Corp. 2006 Long-Term Incentive Plan.(1)

         10.2        Pulaski Financial Corp. Stock-Based Deferred Compensation
                     Plan.(2)

         10.3        Form of Non-Statutory Stock Option Agreement

         23.1 Consent of Muldoon Murphy & Aguggia LLP (contained in the opinion included as Exhibit 5).

         23.2        Consent of KPMG LLP.

         24          Power of Attorney is located on the signature pages.

-----------------------------------
(1) Incorporated by reference to Appendix A in the Company's definitive proxy statement filed with the SEC on December 30, 2005.
(2) Incorporated by reference Exhibit 10.9 in the Company's Annual Report on Form 10-K filed with the SEC on December 13, 2005.

ITEM 9.   UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                                 respect to the plan of distribution not
                                 previously disclosed in the Registration
                                 Statement or any material change to such information in the Registration Statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c)-(g) Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (i)-(l) Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Pulaski Financial Corp. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on July 20, 2006.

                             PULASKI FINANCIAL CORP.


                             By: /s/ William A. Donius
                                 -----------------------------------------------
                                 William A. Donius
                                 President, Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William A. Donius and Ramsey K. Hamadi as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Name                            Title                                         Date
      ----                            -----                                         ----

/s/ William A. Donius                 President, Chief Executive Officer        July 20, 2006
-------------------------------       and Director
William A. Donius                     (principal executive officer)


/s/ Ramsey K. Hamadi                  Chief Financial Officer                   July 20, 2006
-------------------------------       (principal financial and
Ramsey K. Hamadi                      accounting officer)


/s/ Leon A. Felman                    Director                                  July 20, 2006
-------------------------------
Leon A. Felman


/s/ William M. Corrigan, Jr.          Director                                  July 20, 2006
-------------------------------
William M. Corrigan, Jr.


/s/ Timothy K. Reeves                 Director                                  July 20, 2006
-------------------------------
Timothy K. Reeves


/s/ Christopher K. Reichert           Director                                  July 20, 2006
-------------------------------
Christopher K. Reichert



/s/ Lee S. Wielansky                  Director                                  July 20, 2006
-------------------------------
Lee S. Wielansky




                                      Director
-------------------------------
Stanley J. Bradshaw



                                      Director
-------------------------------
Michael R. Hogan



                                      Director
-------------------------------
Steven Rogers

EXHIBIT INDEX
-------------

                                                                                                     SEQUENTIALLY
                                                                                                       NUMBERED
                                                                                                         PAGE
 EXHIBIT NO.    DESCRIPTION                                       METHOD OF FILING                     LOCATION
--------------------------------------------------------------------------------------------------------------------
      5         Opinion of Muldoon Murphy & Aguggia LLP           Filed herewith.


     10.1       Pulaski Financial Corp. 2006 Long-Term            Incorporated herein by reference
                Incentive Plan

     10.2       Pulaski Financial Corp. Stock-Based Deferred      Incorporated herein by reference
                Compensation Plan


     10.3       Form of Non-Statutory Stock Option                Filed herewith.
                Agreement


     23.1       Consent of Muldoon Murphy & Aguggia LLP           Contained in Exhibit 5 hereof.


     23.2       Consent of KPMG LLP                               Filed herewith.

      24        Power of Attorney                                 Located on the signature page.
